EXHIBIT 23.2



                                              [Letterhead]
                                          Deloitte & Touche LLP
                                          Two Prudential Plaza
                                           180 North Stetson
                                        Chicago, Illinois 60601




INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in this Registration
Statement of Deere & Company on Form S-3 of our report dated November 23, 1999, appearing in the Annual Report on Form 10-K of Deere & Company for the year ended October 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP
Chicago, Illinois

January 31, 2000